EXHIBIT 3.4
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                            DEBT CONVERSION AGREEMENT

     THIS DEBT CONVERSION AGREEMENT ("Agreement"), dated as of December 20, 2000, is by and between CONVERGE GLOBAL, INC., a Utah Corporation ("Debtor"), and ESSTEC, INC., a Nevada corporation ("Creditor") (collectively, the "Parties").


                              W I T N E S S E T H

     WHEREAS,  Debtor  owes  Creditor  for  various  debts  incurred;

     WHEREAS, Debtor owns shares of common stock of Creditor (the "Shares"); and

     WHEREAS, Creditor is willing to accept Shares as payment of debts owing to it from Debtor upon the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the promises and respective mutual agreements herein contained, it is agreed by and between the Parties hereto as follows:

                                    ARTICLE 1
                              PAYMENT OF THE SHARES

     1.1     Debts  Owing.  Debtor  owes  Creditor  a  total  of  $895,238.  The
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current  fair  market value of the Shares is $3.50 as that is the price at which the shares are currently being sold. Creditor hereby agrees to accept 255,872 Shares as payment in full of the $895,238 in debt being carried on Creditor's books from Debtor. Upon execution of this Agreement (the "Closing"), subject to the terms and conditions herein set forth, and on the basis of the representations, warranties and agreements herein contained, Debtor shall transfer to Creditor the Shares.

     1.2     Instruments  of  Conveyance  and  Transfer.  As soon as practicable
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after  the  Closing,  Debtor  shall  deliver  a  certificate  or  certificates representing the Shares of to Creditor sufficient to transfer all right, title and interest in the Shares to Creditor. As Creditor is the original issuer of the Shares, upon transfer of the Shares from Debtor to Creditor, the Shares shall be returned to treasury of Creditor and, thus, shall become authorized but unissued Shares.

     1.3     Consideration and Payment for the Shares.  In consideration for the
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Shares,  Creditor shall credit the total sum of $895,238 to Debtor as payment in full  of  past  debts  owing  to  Creditor  from  Debtor.


                                    ARTICLE 2
              REPRESENTATIONS AND COVENANTS OF DEBTOR AND CREDITOR

     2.1     Debtor  hereby  represents  and  warrants  that:


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          (a)    Debtor  shall transfer title, in and to the Shares to Creditor free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims, of any kind and nature whatsoever, whether direct or indirect or contingent.

          (b) As soon as practicable after the Closing Date, Debtor shall deliver to Creditor a certificate or certificates representing the Shares subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever, except as set forth in the legend on the certificate, which legend shall provide as follows:

          THE SHARES (OR OTHER SECURITIES) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

     (c) Creditor acknowledges that the Shares will initially be "restricted securities" (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended ("Rule 144"), that the Shares will include the foregoing restrictive legend, and, except as otherwise set forth in this Agreement, that the Shares cannot be sold unless registered with the United States Securities and Exchange Commission ("SEC") and qualified by appropriate state securities regulators, or unless Creditor obtains written consent from Debtor and otherwise complies with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144).

     (d) Creditor acknowledges and agrees that Debtor makes no other representations or warranties with respect to the Shares or the Debtor.

     2.2     Creditor  represents  and  warrants  to  Debtor  as  follows:

     (a) Creditor has adequate means of providing for current needs and contingencies, has no need for liquidity in the investment, and is able to bear the economic risk of an investment in the Shares offered by Debtor of the size contemplated. Creditor represents that Creditor is able to bear the economic risk of the investment and at the present time could afford a complete loss of such investment. Creditor has had a full opportunity to inspect the books and records of the Debtor and to make any and all inquiries of Debtor officers and directors regarding the Debtor and its business as Creditor has deemed appropriate.

     (b) Creditor is an "Accredited Investor" as defined in Regulation D of the Securities Act of 1933 (the "Act") or Creditor, either alone or with Creditor's professional advisers who are unaffiliated with, have no equity interest in and are not compensated by Debtor or any affiliate or selling agent of Debtor, directly or indirectly, has sufficient knowledge and experience in financial and business matters that Creditor is capable of evaluating the merits and risks of an investment in the Shares offered by Debtor and of making an informed investment decision with respect thereto and has the capacity to protect Creditor's own interests in connection with Creditor's proposed investment in the Shares.

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     (c)     Creditor  is acquiring the Shares solely for Creditor's own account as principal, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part, and no other person or entity has a direct or indirect beneficial interest in such Shares.

     (d) As Creditor is the original issuer of the Shares, upon transfer of the Shares from Debtor to Creditor, the Shares shall be returned to treasury of Creditor and, thus, shall become authorized but unissued shares of common stock of Creditor.

                                    ARTICLE 3
                                  MISCELLANEOUS

     3.1     Entire  Agreement.  This  Agreement sets forth the entire agreement
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and  understanding  of  the  parties  hereto  with  respect  to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

     3.2     Notices.  Any  notice,  request, instruction, or other document
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required  by the terms of this Agreement, or deemed by any of the parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by facsimile, personal delivery, overnight delivery, or mailed by registered or certified mail, postage prepaid, with return receipt requested, to the following addresses:

  To  Debtor:        Converge  Global,  Inc.
  ----------         233  Wilshire  Blvd.,  Suite  930B
                     Santa  Monica,  CA  90401
                     Fax:  (310)  656-3055
                     Attn:  Imran  Husain,  President

  To  Creditor:      EssTec,  Inc.
  ------------       6033  W.  Century  Boulevard,  Suite  500
                     Los  Angeles,  CA  90045
                     Fax:  (310)  338-3601
                     Attn:  Tariq  Khan,  President

   With  Copy  To:   SENN  PALUMBO  MEULEMANS,  LLP
   --------------    18301  Von  Karman  Avenue,  Suite  850
                     Irvine,  CA  92612
                     Fax:  (949)  251-1331
                     Attn:  Lynne  Bolduc,  Esq.


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The  persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by facsimile, personal delivery, or overnight delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given seven days after deposit thereof in the United States mail.

     3.3     Waiver  and  Amendment.  Any  term,  provision,  covenant,
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representation,  warranty or condition of this Agreement may be waived, but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all parties hereto.

     3.4     Choice  of  Law.  This Agreement and the rights of the parties
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hereunder  shall be governed by and construed in accordance with the laws of the
State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

     3.5     Jurisdiction.  The parties submit to the jurisdiction of the Courts
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of the County of Orange, State of California or a Federal Court empaneled in the
State of California for the resolution of all legal disputes arising under the terms of this Agreement, including, but not limited to, enforcement of any arbitration award.

     3.6     Counterparts.  This  Agreement  may  be  executed  in  one  or more
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counterparts,  each of which shall be deemed an original, but all of which shall together  constitute  one  and  the  same  instrument.

     3.7     Attorneys' Fees.  Except as otherwise provided herein, if a dispute
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should  arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees exclusive of such amount of attorneys' fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

     3.8     Taxes.  Any income taxes required to be paid in connection with the
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payments  due  hereunder,  shall  be  borne  by  the party required to make such payment. Any withholding taxes in the nature of a tax on income shall be deducted from payments due, and the party required to withhold such tax shall furnish to the party receiving such payment all documentation necessary to prove the proper amount to withhold of such taxes and to prove payment to the tax authority of such required withholding.

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IN  WITNESS  WHEREOF, the Parties hereto have executed this Agreement, as of the date  first  written  hereinabove.

DEBTOR

Converge  Global,  Inc.,
 a  Utah  corporation


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By:  Imran  Husain
Its:  President

CREDITOR

EssTec,  Inc.,
a  Nevada  corporation


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By:  Abdul  Latif  Saquib
Its:  Vice  President  -  Operations,  Secretary


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